UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

Trio Petroleum Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, Suite 304

Malibu, CA 90265

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 30, 2025, at the annual meeting of stockholders (the “Annual Meeting”) of Trio Petroleum Corp. (the “Company”), of the Company’s 7,522,499 shares of common stock issued and outstanding and eligible to vote as of the record date of June 2, 2025, a quorum of 3,088,875 shares, or approximately 41.1% of the eligible shares, was present or represented by proxy. Each of the matters set forth below is described in detail in the proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on June 18, 2025. The following actions were taken at the Annual Meeting:

Proposal No. 1: Election of Two Class III Directors

The first proposal was the election of two (2) Class II directors each to serve for a three-year term that expires at the 2028 annual meeting of stockholders, or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, or removal. The vote on the proposal was as follows:

Name of Nominee	FOR	WITHHELD	BROKER NON-VOTE
William J. Hunter	1,113,976	43,846	1,931,053
James H. Blake	1,126,380	31,442	1,931,053

Each nominee was elected.

Proposal No. 2: Approval of the Amendment to the Amended and Restated Certificate of Incorporation

The second proposal was the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to reduce the number of authorized shares of common stock from 500,000,000 shares of common stock to 150,000,000 shares of common stock. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN
2,710,136	332,479	46,260

Proposal No. 2 was approved by a majority of the votes cast. The reduction in authorized shares will be effective upon the filing of a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation, in substantially the form attached to the Proxy Statement as Annex A, with the Secretary of State of Delaware.

Proposal No. 3: Approval of Amendments to the Company’s 2022 Equity Incentive Plan (Increase in Shares Reserved)

The third proposal was the approval of an amendment to our 2022 Equity Incentive Plan (the “2022 Plan”) to (i) increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2022 Plan from 500,000 shares of common stock to 2,500,000 shares of common stock and (ii) increase the maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options under the 2022 Plan from 500,000 shares of common stock to 2,500,000 shares of common stock. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
1,057,885	92,591	7,346	1,931,053

Proposal No. 3 was approved by a majority of the votes cast.

Proposal No. 4: Approval of an Amendment to the Company’s 2022 Equity Incentive Plan (Annual Increase in Shares)

The fourth proposal was the approval of an amendment to our 2022 Plan to add a new Section 5(d) which provides for the addition of an “evergreen” provision to the 2022 Plan such that on each November 1st, through and including November 1, 2031, a number of shares of common stock will be added to the 2022 Plan equal to the lesser of (i) 5% of the number of shares of common stock issued and outstanding on the immediately preceding October 31st and (ii) an amount determined by the Company’s Board. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
1,067,474	82,873	7,475	1,931,053

Proposal No. 4 was approved by a majority of the votes cast.

Proposal No. 5: Ratification of Appointment of Independent Registered Public Accounting Firm

The fifth proposal was the ratification of the appointment of Bush & Associates CPA LLC. as the Company’s independent registered public accounting firm for the year ending October 31, 2025. The vote on the proposal was as follows:

FOR	AGAINST	ABSTAIN
2,922,085	136,796	29,994

Proposal No. 5 was approved by a majority of the votes cast.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2025

TRIO PETROLEUM CORP.

By:	/s/ Robin Ross
Name:	Robin Ross
Title:	Chief Executive Officer